Exhibit 10.10

September 11, 2024

OC Kim

c/o Franklin Wireless Corp.

3940 Ruffin Road

Suite C

San Diego, CA 92123

Re: Amendment No. 2 to Change of Control Agreement between Franklin Wireless Corp. and OC Kim, dated September 11, 2024

Dear Mr. Kim

This is to confirm that the term of the Change of Control Agreement between you and Franklin Wireless Corp., originally dated October 1, 2020 and amended on September 25 2023, is hereby extended through October 1, 2027.

Very Truly Yours,

Franklin Wireless Corp.

By: _/s/ Gary Nelson______________________

Gary Nelson

Chairman of the Board, Franklin Wireless Corp.

By:_/s/ OC Kim__________________________

OC Kim

President, Franklin Wireless Corp.

3940 Ruffin Road Ste C San Diego, CA 92123 858-623-0000

www.franklinwireless.com